EXHIBIT 10.60

NINTH AMENDMENT

OF

TAYLOR CAPITAL GROUP, INC. 401(K) PLAN

(Effective as of October 1, 1998)

WHEREAS, Taylor Capital Group, Inc. (the “Company”) maintains the Taylor Capital Group, Inc. 401(k) Plan (Effective as of October 1, 1998) (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue of the power reserved to the Company by subsection 15.1 of the Plan, and in exercise of the authority delegated to the Committee established pursuant to Section 16 of the plan (the “Committee”) by subsection 15.1 of the Plan, the Plan is hereby amended in the following particulars:

4. Effective October 1, 1998, by correcting the cross-reference in subsection 2.2 of the Plan from “subsection 3.4” to “subsection 3.1.”

5. Effective January 1, 1998, by substituting the phrase “Code Sections 125 or 132(f)(4)” for the phrase “Code Section 125” where the latter appears in subsection 7.1.

6. Effective January 1, 1999, by substituting the following for subparagraph 7.7(b) of the Plan:

“(b)	received compensation from an Employer or any Controlled Group Member in excess of $80,000 during the preceding year.”

7. Effective January 1, 1999, by adding the following at the end of paragraph 11.4(a) of the Plan:

“A hardship distribution (as described in Code Section 401(k)(2)(B)(i)(IV)) shall not be an eligible rollover distribution.”

IN WITNESS WHEREOF, the undersigned duly authorized member of the Committee has caused the foregoing amendment to be executed this 18th day of December, 2002.

/s/ MELVIN E. PEARL
On behalf of the Committee as Aforesaid